SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGEACT OF 1934



         Date of Report (Date of earliest event reported): July 28, 1998



                        BPI Packaging Technologies, Inc.
             (Exact name of registrant as specified in its charter)



         Delaware                     1-10648                04-2997486
     (State or other                (Commission             (IRS Employer
jurisdiction of incorporation)      File Number)         Identification Number)


                455 Somerset Avenue, Dighton, Massachusetts 02764
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (508) 824-8636




          (Former name or former address, if changed since last report)





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Item 4. Changes in Registrant's Certifying Accountant

         On July 29, 1998, BPI Packaging Technologies, Inc. (the "Registrant") engaged Livingston and Haynes, P.C. as independent accountants to audit the consolidated financial statements of the Registrant for the year ending December 31, 1998. The decision to engage Livingston and Haynes, P.C. was approved by the Audit Committee of the Registrant's Board of Directors. During the 10 month period ended December 31, 1997 and the years ended February 28, 1997 and February 23, 1996, and the subsequent interim period prior to the engagement of Livingston and Haynes, P.C., neither the Registrant nor any person on the Registrant's behalf consulted Livingston and Haynes, P.C. regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's consolidated financial statements, or any matter that was the subject of a disagreement with the previous independent accountants (as defined in paragraph 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K), and no written or oral advice concerning same was provided to the Registrant that was an important factor considered by the Registrant in making a decision as to any accounting, auditing or financial reporting issue.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (c) Exhibits

         The following exhibits are filed herewith:

         Exhibit No.

         99.      Press Release of Registrant issued July 30, 1998


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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     BPI PACKAGING TECHNOLOGIES, INC.



                                     By:   /s/ C. Jill Beresford
                                           C. Jill Beresford
                                           Chairman and Chief Executive Officer

Date:  July 30, 1998

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